EXHIBIT 10.4

                                  PURCHASE AGREEMENT


             J.C. INVESTMENTS, INC., an Indiana corporation (the "Purchaser") offers to purchase from MAC'S RESTAURANTS, INC., an Indiana corporation (the "Vendor"), the following described real estate and other property located in Johnson County, Indiana, commonly known as 420 N. Morton Street, Franklin, Indiana 46131, the legal description of which is:

                  All of the South 125 feet of the following described property:

                  Part of the west half of Section 14, and part of the east half of Section 15, in Township 12
                  North, range 4 East of the Second Principal
                  Meridian, in Johnson County, Indiana,
                  described as follows:

                  Beginning at a point that is 342.00 feet north of the north-west corner of Thompson and McNutt Addition to the City of Franklin, Indiana, said point being in the east line of the Johnson County Fairgrounds; thence east and parallel to the north line of said addition 380.50 feet to the west line of the right-of-way of U.S. Road 31; thence north with said right-of-way line 250.00 feet; thence west and parallel with the north line of said Addition 379.00 feet to the east line of said Fairgrounds; thence south 250.00 feet to the place of beginning.

including all buildings and permanent improvements and fixtures attached thereto, either permanently installed or which belong to or are used in connection with the real estate, wherever located, such as electrical or gas fixtures, heating equipment, hot water heater and water softener, and all furniture and restaurant equipment together with all privileges and appurtenances pertaining thereto including any right, title and interest of Vendor in and to adjacent streets, alleys or rights of way, and Vendor's rights under that certain Easement for Use of Parking Areas in Common dated April 17, 1987 with Edward Doyle Slifer of Christian County, Illinois (the "Easement") (all referred to as the "Real Estate") for $525,000.00 (the "Purchase Price"), payable upon and subject to the following written terms and conditions:

I. Earnest Money Deposit. Purchaser has tendered to Vendor an earnest money deposit of $2,500.00 (the "Earnest Money"). The Earnest Money shall be applied to the portion of the Purchase Price payable in cash at the time of closing if the transaction closes. The Earnest Money shall be returned immediately to Purchaser if this offer is not accepted.

II. Method of Payment. On and after closing of this transaction, Purchaser shall pay the Purchase Price to Vendor in installments with interest from and after the closing on or before December 31, 1997, as follows:

                  Cash payable at closing of $50,000.00 (including the Earnest Money), interest rate on the unpaid balance at 9.5% per annum calculated monthly and paid monthly on or before the first day of each month in arrears; level monthly payments of principal and interest of $5,000.00 on or before the first day of each month; first payment shall be due on August 1, 1997; interest shall commence the day after closing. All unpaid principal and interest shall be paid in full on or before December 31, 1997.

             Purchaser's obligations to pay the unpaid balance of the Purchase Price and interest thereon after the closing shall be secured by (a) a mortgage on the Real Estate on the standard form of the Indianapolis Bar Association (the "Mortgage") and (b) the personal guaranties of Steven L. Bechman and Jeffery L. Goben (the "Guaranties"), which shall be delivered at closing.

III. Conditions of Offer. In addition to other provisions of this Purchase Agreement, the Purchaser's obligations hereunder are subject to satisfaction of the following conditions unless waived, in whole or in part, by Purchaser.

             A. That all improvements in the Real Estate are located entirely within the bounds of the Real Estate as shown by the survey to be prepared for closing and that there are no encroachments thereon and no existing violations of zoning ordinances or other restrictions applicable to the Real Estate.

             B. That results are satisfactory to Purchaser from a geoenvironmental audit, Phase I, including asbestos review, that is conducted at the Purchaser's expense.

             C. That good and indefeasible title in fee simple to the Real Estate is conveyed to Purchaser at closing, free and clear of any and all liens, encumbrances, conditions, easements (except the Easement), assessments, reservations, and restrictions except:

                  1. the lien of current real estate taxes not delinquent;

                  2. easements and restrictions that do not materially affect Purchaser's intended use of the Real Estate as a commercial bank or affect the marketability of title; and

                  3. such matters satisfactory to Purchaser as may be approved by Purchaser in writing.

             D. That possession of the Real Estate is delivered to Purchaser in the condition existing at the time of the delivery of this offer by Purchaser to Vendor, ordinary wear and tear excepted.

             E. That the Easement (Attachment "A" to this Agreement) is properly recorded in the Johnson County Recorder's Office, and Mr. Slifer, the other party to the Easement, shall have executed a written consent approving Purchaser's intended modifications to the parking and other areas covered by the Easement.

             F. That the representations and warranties of Vendor in Part IV are true and correct in all material respects as of the closing date.

IV. Representations and Warranties of Vendor. Vendor represents and warrants to Purchaser as follows, which representations and warranties shall be deemed made by Vendor to Purchaser also as of the closing and such representations and warranties shall survive the closing:

             A. There are no parties in possession of any portion of the Real Estate as lessees, tenants at sufferance, or trespassers.

             B. There is no pending or threatened condemnation or similar proceeding or assessment affecting the Real Estate, or any part thereof, nor to the best knowledge and belief of Vendor is any such proceeding or assessment contemplated by any governmental authority.

             C. Vendor is the fee simple owner of the title to the Real Estate and Vendor is an Indiana corporation in good standing, and all Board of Directors, shareholder and other corporate approvals have been obtained to authorize the Vendor to execute this Agreement and to sell the Real Estate.

             D. Vendor has paid or will pay at or prior to closing all taxes, charges, debts, and other assessments then due by the Vendor with respect to the Real Estate and will pay in November, 1997 the installment of taxes then due with respect to the Real Estate.

             E. The Real Estate is not in a flood plain or water district.

             F. Vendor knows of no existing condition with respect to the Real Estate which violates any government code, rule, statute, ordinance or regulation.

             G. Vendor has no knowledge that the Real Estate is subject to any surface or subsurface ground faults, nor are there any underground storage tanks present.

             H. To the best of Vendor's knowledge, no fact or condition exists which would result in the termination of the current access from the Real Estate to any presently existing highways and/or road adjoining or situated on the Real Estate; or to any existing sewer or other utility facilities servicing, adjoining, or situated on the Real Estate.

             I. Vendor has no knowledge of any pending or contemplated change in any statute, ordinance, rule or other governmental regulation applicable to the Real Estate; or any action pending or threatened by any governmental body, adjacent landowners or other persons, or of any condition of the Real Estate, which would in any way limit the use of the Real Estate or diminish its value.

             J. There are no attachments, executions, assignments for the benefits of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened against Vendor or the Real Estate.

             K. Vendor has no knowledge of any latent structural defects of the Real Estate. THIS REPRESENTATION K IS NOT INTENDED TO BE A WARRANTY AND NO EXPRESS OR IMPLIED WARRANTY IS GIVEN BY VENDOR WITH RESPECT TO THE REAL ESTATE WHICH IS TO BE PURCHASED BY PURCHASER "AS IS," ORDINARY WEAR AND TEAR EXCEPTED.

             L. The Real Estate has not been designated a landmark or historic building.

V.           Survey and Title Evidence.

             A. Vendor, at Vendor's expense, shall furnish Purchaser within 15 days after acceptance of this offer a Commitment for an Owner's Policy of Title Insurance ("Commitment") in an amount equal to the amount of the Purchase Price from a company acceptable to Purchaser. The Commitment shall include an endorsement certifying that the Real Estate is properly zoned for Purchaser's intended use as a commercial banking facility. If Purchaser has an objection to items disclosed in such Commitment or the survey provided for herein, Purchaser shall promptly make written objections to Vendor after receipt of each such instrument. If Purchaser makes such objections, Vendor shall have ten (10) days from the date such objections are disclosed to cure the same, and the Closing Date shall be extended, if necessary; provided, however, that Vendor makes no representation concerning the zoning permissibility of Purchaser's intended use and Vendor shall have no obligation to cure or remedy any zoning obligation disclosed in the Commitment. Vendor agrees to utilize its best efforts and reasonable diligence to cure such objections (other than any objections relating to zoning), if any. If the objections are not satisfied within such time period, Purchaser may (a) terminate this Agreement, or (b) waive the unsatisfied objections and close the transaction.

             B. Vendor, at Vendor's expense, shall provide a staked survey of the Real Estate, certified as of a current date, showing the location of all improvements and easements located thereon, complying with the Minimum Standard Detail Requirements for Indiana Land Title Surveys, and shall reflect whether the Real Estate is located in a designated flood zone area.

VI. Taxes and Assessments. Purchaser assumes and agrees to pay all assessments for public improvements becoming a lien after closing, and all installments of real estate taxes due and payable in May, 1998, and thereafter.

VII. Risk of Loss. Vendor shall bear the risk of loss or damage or destruction to the Real Estate occurring subsequent to the acceptance of this Purchase Agreement and until delivery of the deed. In the event any such damage or destruction is not fully repaired prior to closing, Purchaser, at its option, may either (a) terminate this Agreement, or (b) elect to close the transaction, in which event Vendor's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Vendor to Purchaser.

VIII. Inspection. Purchaser acknowledges that Vendor has made no warranties or representations pertaining to the quality or condition of the Real Estate other than lack of actual knowledge of ground faults, underground storage tanks, and latent structural defects (Section IV (G) and (K)) and regarding the Responsible Property Transfer Law (Section
             XII). Purchaser has inspected the premises and agrees to purchase the Real Estate in an "as is" condition. Vendor agrees to maintain and to insure against fire and casualty the Real Estate in its present condition (wear and tear excepted) until possession is delivered to Purchaser.

IX. Default. If Purchaser breaches this Agreement and is in default, (a) Vendor may seek specific performance or any other remedy provided by law or equity; or (b) Vendor may treat this Agreement as being terminated and receive the Earnest Money as liquidated damages. If Vendor breaches this Agreement and is in default, then the Earnest Money shall be returned to Purchaser. In addition, if Vendor is in default, the Purchaser may seek specific performance or any other remedy provided by law or equity against the Vendor. If the transaction does not close for any reason other than default by Purchaser, the Vendor shall return the Earnest Money to Purchaser.

X. Closing and Possession. The transaction shall be closed at a time and place acceptable to the parties but in no event later than July 1, 1997, and possession of the Real Estate shall be delivered at Closing. Either party may, however, request and receive a 15-day extension of the closing date in the event the transaction cannot be closed due to delay in obtaining the title or survey evidence or the Phase I report, or satisfying objections to the results thereof.

             A. At closing, Vendor shall deliver to Purchaser at Vendor's sole cost and expense, the following:

                  1. A duly executed and acknowledged Corporate Warranty Deed conveying good and indefeasible title in fee simple to all of the Real Estate, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except as permitted herein and/or approved by Purchaser in writing.

                  2.    Vendor's Affidavit.

                  3. An Owner's Policy of Title Insurance (the "Title Policy") issued by a reputable title insurance company chosen by the Vendor (the "Title Company") in the full amount of the Purchase Price, dated as of closing, insuring Purchaser's fee simple title to the Real Estate to be good and indefeasible subject only to those title exceptions permitted herein, or as may be approved by Purchaser in writing, and the standard printed exceptions contained in the usual form of the Title Policy and including the zoning endorsement required to be included in the Commitment; however, the exception as to area and boundaries shall be deleted and the exception as to restrictive covenants shall be endorsed "None of Record," unless any existing restrictive covenants are approved by Purchaser.

                  4. A Bill of Sale containing warranties to title, conveying title, free and clear of all liens, to all personal property specified herein (but which need not itemize property) all duly executed by Vendor.

                  5. If requested by Purchaser, to the extent assignable, an assignment of any one or more of the insurance policies held by Vendor pertaining to the Real Estate, duly executed by Vendor (insurance costs to be prorated based on date of closing).

                  6. Evidence of Vendor's capacity and authority for the closing of this transaction.

                  7. A certification establishing that no federal income tax is required to be withheld under the Foreign Investment and Real Property Tax Act, or a consent to withholding of tax from the proceeds of sale as required.

                  8. All other necessary documents to close this transaction.

                  9. Proof of payment of Indiana Gross Income Tax, if payable.

             B.   At the closing, Purchaser shall perform the following:

                  1. Pay the cash portion of the Purchase Price payable at closing in the form of a certified or cashier's check.

                  2. Furnish evidence of Purchaser's capacity and authority for the closing of this transaction.

                  3.    Deliver the Mortgage.

                  4.    Deliver the Guaranties.

                  5. Execute all other necessary documents to close this transaction.

XI. Duration of Offer. This offer shall expire if written acceptance endorsed hereon is not delivered to Purchaser on or before 5:00 p.m. o'clock on June ___, 1997.

XII.         Responsible Property Transfer Law.

             A. The Vendor represents to Purchaser that it is not required to provide the Purchaser with a Disclosure Statement pursuant to Indiana's Responsible Property Transfer Law because the Real Estate is not defined as "property" (I.C. Section 13-11-2-174).

             B. If, after execution of this Agreement, Vendor learns that the Real Estate comes within the terms of the Responsible Property Transfer Law, then Vendor at its expense agrees to provide Purchaser with the required Disclosure Document and comply with all other parts of this law.

XIII. Sales Expenses. Vendor and Purchaser agree that all sales expenses are to be paid in cash prior to or at the closing.

             A. Vendor's Expenses. Vendor agrees to pay all costs of the Owner's Title Policy; survey; 1/2 of any closing fee; preparation of Deed and Vendor's Affidavit; Indiana Gross Income Tax, if any; and other expenses stipulated to be paid by Vendor under other provisions of this Agreement.

             B. Purchaser's Expenses. Purchaser agrees to pay 1/2 of any closing fee; and any other expenses stipulated to be paid by Purchaser under other provisions of this Agreement.

             C. No Brokerage. Purchaser and Vendor each represent and warrant to the other that neither has engaged or contacted or discussed the Real Estate with any broker or other person who might or could assert any claim against the Real Estate or against Vendor or Purchaser for a brokerage commission, and each agrees to indemnify and hold harmless the other for all expense and loss suffered from any breach of this representation and warranty.

XIV.         Miscellaneous.

             A. Any notice required or permitted to be delivered hereunder, shall be deemed received when personally delivered, or on the second business day after it is deposited in the United States mail, postage prepaid, certified and return receipt requested, addressed to Vendor or Purchaser, as the case may be, at the address set forth below the signature of each party hereto.

             B. This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

             C. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns. Purchaser intends to change its corporate name to Heartland Bancshares, Inc., before the date of closing, in which event all documents referred to herein shall reference the new name. Vendor acknowledges and understands Purchaser intends to assign its interest in this Agreement to Heartland Bancshares, Inc.
                  Provided, however, until such time as the full amount of the purchase price has been paid to Vendor, there shall be no subsequent assignment of this agreement without Vendor's prior written consent. In any event any assignment of this agreement shall not relieve or void the Guaranties of Steven L. Bechman and Jeffrey L. Goldmen.

             D. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, legality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

             E. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the transaction and cannot be changed except by their written consent.

             F.   Time is of the essence of this Agreement.

             G. The prevailing party in any legal or equitable proceeding against any other party brought under or with relation to this Agreement or transaction shall be additionally entitled to recover court costs and the prevailing party's reasonable attorney's fees from the non-prevailing party.

             H. All rights, duties and obligations of the parties shall survive the passing of title to, or an interest in the Real Estate.

                                              J.C. INVESTMENTS, INC.




DATED: 6-12-97                          By /s/ Steven L. Bechman
                                          Steven L. Bechman, President


                                          Address:

                                              P.O. Box 469
                                              Franklin, IN 46131
ACCEPTANCE OF OFFER AND RECEIPT FOR EARNEST MONEY

 The undersigned, Vendor, hereby accepts such offer and acknowledges receipt of the Earnest Money to be held for Purchaser's benefit and either applied, returned or forfeited according to the terms of this Purchase
Agreement.

                                  MAC'S RESTAURANTS, INC.


DATED: 6-16-97                    By /s/ Debra J. Mennen
                                  Its President

PROMISSORY NOTE
[ON LENDER'S FORM -- APPLICABLE INFORMATION ONLY]

BORROWER'S NAME/ADDRESS          LENDER'S NAME/ADDRESS
HEARTLAND BANCSHARES, INC.       FIRST STATE BANK, TRAFALGAR     ACCOUNT #2154250
1681 N 125 W                     110 N ST. RD. 135               LOAN NUMBER 48677
FRANKLIN, IN 46131               TRAFALGAR, IN 46181             DATE: JULY 24, 1997
                                                                 MATURITY: JANUARY 20, 1998
                                                                 LOAN AMOUNT $475,500.00
                                                                 SS#: 35-2017085

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of FOUR HUNDRED SEVENTY FIVE THOUSAND FIVE HUNDRED AND
NO/100 Dollars $475,500.00.

Single Advance: I will receive all of this principal sum on JULY 24, 1997. No additional advances are contemplated under this note.

INTEREST: I agree to pay interest on the outstanding principal balance from JULY 24, 1997 at the rate of 9.000% per year until FIRST CHANGE DATE.

Variable Rate: This rate may then change as stated below.
    Index Rate: The future rate will be 0.500% OVER the following index rate: PRIME RATE AS PUBLISHED IN THE
    WALL STREET JOURNAL

    Frequency and Timing: The rate on this note may change as often as DAILY. A change in the Interest rate will take effect ON THE SAME DAY.

    Effect of Variable Rate: A change in the interest rate will have the following effect on the payments: THE
    AMOUNT DUE AT MATURITY WILL CHANGE.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
    on the same fixed or variable rate basis in effect before maturity (as indicated above).

PAYMENTS: I agree to pay this note as follows:

    Interest: I agree to pay accrued interest AT MATURITY.

    Principal: I agree to pay the principal JANUARY 20, 1998.

SECURITY: This note is separately             PURPOSE: The purpose of this loan is
secured by FIRST REAL ESTATE MORTGAGE         BUSINESS: PURCHASE COMMERCIAL PROPERTY.
ON THE PROPERTY LOCATED AT 420 N.
MORTON ST., FRANKLIN, IN AND 2055             SIGNATURES: I AGREE TO THE TERMS OF THIS
SHARES OF BNK                                 NOTE (INCLUDING THOSE ON PAGE 2).  I have
                                              received a copy on today's date.

                                              HEARTLAND BANCSHARES, INC.
Signature for Lender                          BY: /s/ Steven L. Bechman
                                              STEVEN L. BECHMAN, PRESIDENT
                                              BY:/s/ Jeffrey L. Goben
MARK W LEHMAN, VICE PRESIDENT                 JEFFREY L. GOBEN, SECRETARY/TREASURER


3035\EDGAR\PURAGR10.4